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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the following Registration Statements and amendments thereto


    Form S-8 No. 33-21505       Employee Stock Purchase Plan
    Form S-8 No. 333-41671      Non-Employee Director Deferred Compensation Plan
    Form S-8 No. 333-41669      1997 Long-Term Incentive Plan
    Form S-8 No. 333-41673      Executive Deferred Compensation Plan
    Form S-8 No. 333-42131      Non-Employee Directors' Stock Option Plan

of Beverly Enterprises, Inc. of our report dated February 3, 1999 with respect to the consolidated financial statements and schedule of Beverly Enterprises, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.



                                                           /s/ ERNST & YOUNG LLP

Little Rock, Arkansas
March 26, 1999